Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

China New Borun Corporation

Shandong, China

We hereby consent to the incorporation by reference in Registration Statement on Form F-1 (File No. 333-166312) of our report dated April 6, 2012, relating to the consolidated financial statements of China New Borun Corporation appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2011.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, P.R. China

April 6, 2012